Exhibit 10.3


                 FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT

               FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT, dated as of August 26, 2003 (this "Amendment"), to the Master Repurchase Agreement, dated as of May 28, 2003 (the "Repurchase Agreement"), by and between Goldman Sachs Mortgage Company, as a buyer ("GSMC") and Capital Trust, Inc., as seller ("Seller"). Commerzbank AG, New York Branch ("Commerzbank") is executing this Amendment as a buyer under the Repurchase Agreement pursuant to the assignment of the Undivided Interest (as defined below) by GSMC to Commerzbank in the Purchased Loans and the Transaction Documents. In addition, Goldman Sachs Mortgage Company is executing this Amendment as administrative agent (in such capacity, and together with its successors and permitted assigns in such capacity, the "Administrative Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Repurchase Agreement.

                                     RECITAL
                                     -------

               WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have agreed to increase the Facility Amount under the Repurchase Agreement;

               WHEREAS, as of the date hereof, GSMC has assigned a 50% undivided interest (the "Undivided Interest") in the Purchased Loans acquired to date and in the Transaction Documents and all rights and obligations thereunder to Commerzbank AG, New York Branch ("Commerzbank"); and

               WHEREAS, the parties have agreed to amend the Transaction Documents to provide for the increase in the Facility Amount and to provide for the express recognition by Seller of Commerzbank's rights and obligations as a Buyer under the Transaction Documents.

               NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

               1. Facility Amount. The definition of "Facility Amount" in
Section 2(c) of Annex I to the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

               "`Facility Amount' means $100,000,000."


               2. Other Amendments.

               (a) Definition of Administrative Agent. The following definition of "Administrative Agent" is added to Section 2(c) of Annex I to the Repurchase Agreement (in the appropriate alphabetical order):

               "'Administrative Agent' means Goldman Sachs Mortgage Company, as Administrative Agent under the Agreement and the other Transaction Documents or any successor or permitted assign appointed in such capacity."



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               (b) Preliminary Due Diligence Package: The definition of the defined term "Preliminary Due Diligence Package" set forth in Section 2(c) of Annex I to the Repurchase Agreement is hereby amended as follows:


               Subclauses (xi) through (xv) of the definition of "Preliminary Due Diligence Package" are hereby renumbered as subclauses (x) through (xiv). The reference to "and (x)" in the renumbered subclause (xiii) is hereby deleted.


               (c) Diligence Fee: The parenthetical "(not to exceed $35,000 annually)" in the definition "Diligence Fee" set forth in Section 2(c) of Annex I to the Repurchase Agreement is hereby deleted.

               (d) Eligible Loans: The parenthetical "(other than conduit loans)" is hereby added in subclause (ii) of the defined term "Eligible Loans" set forth in Section 2(c) of Annex I to the Repurchase Agreement after the words "performing Mortgage Loans."

               (e) Section 3(b): Section 3(b) of Annex I to the Repurchase Agreement is hereby replaced by the following:


               "(b) Upon Buyer's receipt of a complete Preliminary Due Diligence Package with respect to a proposed Transaction, Buyer shall have the right within five (5) Business Days, to request in a Supplemental Due Diligence List such additional Diligence Materials and deliveries that Buyer deems necessary to properly evaluate the New Loans. Buyer's failure to respond to Seller shall be deemed to be a denial of Seller's request to enter into the proposed Transaction, unless Buyer and Seller have agreed otherwise in writing. Notwithstanding anything to the contrary herein, Buyer may deny, in Buyer's sole and absolute discretion, Seller's request for a Transaction at any time prior to the issuance of a Confirmation irrespective of Buyer's request for additional Diligence Materials."

               (f) Section 3(c): The words "Upon Seller's receipt of Buyer's Preliminary Approval with respect to a Transaction," are hereby deleted from the first sentence of Section 3(c) of Annex I to the Repurchase Agreement.

               (g) Section 3(e)(8): The reference to 40% in Section 3(e)(8) of Annex I to the Repurchase Agreement is hereby changed to read "30%".

               (h) Section 5(a): The reference to "Section 5(c)" in the last sentence of Section 5(a) of the Repurchase Agreement is changed to "Section 5(d)".

               (i) Section 14(a)(iii): The words "and 6(d)" are deleted in subclause (iii)(A) and in subclause (iii)(B) of Section 14(a).

               3. Assignment of Transaction Documents. (a) Pursuant to Section 17(a) of Annex I to the Repurchase Agreement, GSMC has assigned the Undivided Interest in the




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Transaction Documents and the Purchased Loans to Commerzbank and Seller hereby acknowledges such assignment and agrees, except as otherwise provided in Sections 3(b), 3(c) and 5 hereof, to recognize Commerzbank as a Buyer under the Transaction Documents with the same rights and obligations as GSMC thereunder. With respect to any New Loan for which a Confirmation shall have been issued, each Buyer shall be obligated to fund only its pro-rata share (based on its percentage of Undivided Interest in the Transaction Documents) of the Purchase Price for such New Loan and, notwithstanding anything to the contrary herein, shall not be obligated to fund the other Buyer's pro-rata share of the Purchase Price.

               (b) Except as otherwise provided in this Section 3(b) and in Sections 3(c) and 5 hereof, from and after the date hereof, the term "Buyer" shall be deemed to refer to both GSMC and Commerzbank, together with their respective successors and assigns. References to "Buyer" in the second paragraph of Section 17(a) of Annex I to the Repurchase Agreement shall continue to refer only to GSMC, irrespective of the assignment of the Undivided Interest to Commerzbank; provided, however, Seller acknowledges and agrees that GSMC shall be acting in its capacity as Administrative Agent on behalf of the Buyer in accordance with Paragraph 4 hereof, and may be obligated to consent, withhold its consent or otherwise take any action hereunder upon the direction or with the consent or concurrence of the Buyer pursuant to a separate agreement between GSMC and Commerzbank, each as a Buyer and GSMC, as Administrative Agent.

               (c) Notwithstanding anything to the contrary herein but without in any way limiting any indemnity set forth in the Transaction Documents from Seller to any Buyer, prior to an Event of Default, Seller shall not be responsible for any incremental costs arising solely as a result of more than one Buyer holding an interest in the Purchased Loans. For the avoidance of doubt, in connection with the purchase of any New Loan by Buyer, Seller shall be responsible for amounts relating to legal fees and disbursements payable to a single law firm only.

               (d) If either Buyer further assigns or participates its interest in the Transaction Documents or any Purchased Loan, Seller shall not be obligated to pay any fees or costs relating thereto, unless such assignment results in an increase in the Facility Amount or is otherwise at the request of Seller.

               (e) Seller hereby acknowledges and agrees that Commerzbank is a Permitted Transferee.

               4. Administrative Agent. (a) Each Buyer hereby appoints and designates GSMC as Administrative Agent, and each Buyer hereby authorizes Administrative Agent to take such action on its behalf under the provisions of the Repurchase Agreement and each other Transaction Document and to exercise such powers and perform such duties on behalf of each Buyer as are expressly delegated to it by the terms of the Repurchase Agreement or any other Transaction Document, together with such powers as are reasonably incidental thereto.

               (b) Administrative Agent may execute any of its respective duties under the Repurchase Agreement or any other Transaction Document or with respect to the Purchased Loans by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be



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responsible to any Buyer or the Seller for the negligence or misconduct of any agent, employee or attorney-in-fact that it selects with reasonable care.

               (c ) Neither Administrative Agent, its Affiliates, nor their respective officers, directors, employees, agents, or attorneys-in-fact (all of the foregoing being collectively referred to as the "Agent-Related Persons") shall be liable to Seller or any Buyer for any action taken or omitted to be taken by any of them under or in connection with this Agreement, the Purchased Loans or any other Transaction Document (except for its own gross negligence or willful misconduct).

               5. Security Interest. GSMC has assigned to Administrative Agent for the benefit of each Buyer all pledges and security interests made and granted by Seller to GSMC pursuant to the Repurchase Agreement and the other Transaction Documents (the "Pledges and Security Interests") as security for obligations of Seller under Transactions (that are deemed to be loans). In order to give effect to such assignment, (a) Sections 6(a) and 6(b) of, and Schedules 7-A and 7-B to, Annex I to the Repurchase Agreement are amended by substituting for the word "Buyer" each time such word appears therein the words "Administrative Agent for the benefit of each Buyer", (b) all references in the Repurchase Agreement and the other Transaction Documents to Buyer as pledgee or secured party with respect to any Pledges and Security Interests (including, without limitation, in Sections 7(b), 14(a) and 26(b) of Annex I to the Repurchase Agreement) shall be deemed to be references to Administrative Agent as such pledgee or secured party, and (c) all rights and remedies of the secured party with respect to the Pledges and Security Interests shall be exercisable by Administrative Agent for the benefit of each Buyer (subject, however, to the proviso to the last sentence of Section 3(b) hereof).

               6. Annex II; Notices; Payments. (a) Notices to Administrative Agent shall be sent to the names and addresses for GSMC as set forth in Annex
II. The following names and addresses are added to Annex II of the Repurchase Agreement under notices for Buyer:

               Commerzbank AG, New York Branch
               2 World Financial Center
               34th Floor
               New York, NY 10281
               Attention:  Anthony J. Tuffy
               Telecopy:  212-266-7565

               with a copy to:

               Dechert
               4000 Bell Atlantic Tower
               1717 Arch Street
               Philadelphia, Pennsylvania  19103
               Attention: David W. Forti, Esq.
               Telecopy:  215-994-2222



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               (b) Seller agrees to send to Commerzbank copies of all notices delivered to GSMC, as Buyer, under the Transaction Documents, provided, however, the failure by Seller to provide such notices to Commerzbank shall not constitute an Event of Default.

               (c) All payments to Buyer (i.e., as of the date hereof, both GSMC and Commerzbank) under the Repurchase Agreement shall continue to be made to the account specified in Annex II to the Repurchase Agreement.

               7. Continuing Effect. Except as expressly amended by this Amendment, the Repurchase Agreement and the other Transaction Documents remain in full force and effect in accordance with their respective terms, and are hereby in all respects ratified and confirmed.

               8. References to Repurchase Agreement. All references to the Repurchase Agreement in any Transaction Document or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.

               9. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

               10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.





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               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in their names as of the date first above written.

                                          GOLDMAN SACHS MORTGAGE COMPANY,
                                                  as a Buyer

                                          By:  Goldman Sachs Real Estate Funding
                                               Corp.


                                               By: /s/ Daniel Sparks
                                                   Name:  Daniel Sparks
                                                   Title: Vice President


                                          GOLDMAN SACHS MORTGAGE COMPANY,
                                                  as Administrative Agent

                                          By:  Goldman Sachs Real Estate Funding
                                               Corp.


                                               By: /s/ Daniel Sparks
                                                   Name:  Daniel Sparks
                                                   Title: Vice President





                                          COMMERZBANK AG, NEW YORK BRANCH,
                                                as a Buyer



                                          By:/s/ Anthony Tuffy
                                                Name:  Anthony Tuffy
                                                Title: Senior Vice President



                                           By:/s/ Michael Zanolli
                                                Name:  Michael Zanolli
                                                Title: Senior Vice President



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                                            CAPITAL TRUST, INC., as Seller



                                            By: /s/ Brian H. Oswald
                                                 Name: Brian H. Oswald
                                                 Title: Chief Financial Officer







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